Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company of New York Contract Owners of JNLNY Separate Account I: We consent to the use of our reports on the financial statements of each Investment Division within JNLNY Separate Account I dated March 29, 2018, included herein and to the reference to our firm under the heading “Services” in the Statements of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of JNLNY Separate Account I. /s/KPMG LLP Chicago, Illinois April 23, 2018

Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company of New York: We consent to the use of our report on the financial statements of Jackson National Life Insurance Company of New York, dated March 21, 2018, included herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement. /s/KPMG LLP Columbus, Ohio April 23, 2018